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                                                                 EXHIBIT (17)(A)

                     VOTE BY TELEPHONE OR INTERNET OR MAIL
                         24 HOURS A DAY, 7 DAYS A WEEK

                                    TELEPHONE
                                 1-888-221-0697

To vote your shares by telephone, call toll free 1-888-221-0697. You will be prompted to enter the 14-digit control number on this proxy card. Follow the simple recorded instructions using this proxy card as a guide. If you vote by phone, you need not return the proxy card by mail.

                                 INTERNET VOTING
                                WWW.PROXYWEB.COM
                                ----------------

To vote your shares by the Internet, contact the Fund at WWW.PROXYWEB.COM. You will be prompted to enter the 14-digit control number on this proxy card. Follow the simple instructions at the website, using your proxy card as a guide. If you vote by the Internet, you need not return the proxy card by mail.

                                      MAIL

You can vote your shares by completing and returning this proxy card. Please mark you proxy, date and sign it below and return it promptly in the accompanying envelope which requires no postage if mailed in the United States.




                          FIRSTHAND COMMUNICATIONS FUND
              PROXY FOR MEETING OF SHAREHOLDERS - DECEMBER 20, 2002
               PROXY SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES

     The shareholder(s) of Firsthand Communications Fund whose signature(s) appears below hereof does/do hereby appoint Kevin Landis and Omar Billawala, and each of them, as proxies of the undersigned, each with power to appoint his substitute, for the Meeting of Shareholders of Firsthand Communications Fund, a separate series of Firsthand Funds, to be held on December 20, 2002, at the _____________ at ______________, San Jose, California 95113, and at all
adjournments thereof (the "Meeting"), and thereat to vote the shares held in the name of the undersigned on the record date for said meeting on the matters listed on the reverse side. Such shares are entitled to one vote for every dollar of net asset value represented by the share balance printed below.

     Please read the proxy statement prior to voting.

              [INSERT MAILING INFORMATION AND SIGNATURE BLOCK HERE]


THE BOARD OF TRUSTEES RECOMMENDS A VOTE FOR THE PROPOSAL LISTED BELOW. THE SHARES REPRESENTED HEREBY WILL BE VOTED AS INDICATED AT RIGHT OR FOR IF NO CHOICE IS INDICATED.

Proposal: To approve a proposed Agreement         FOR      AGAINST      ABSTAIN
and Plan of Reorganization, dated August 10,      / /        / /          / /
2002, that provides for the reorganization of Firsthand Communications Fund into
Firsthand Technology Value Fund.


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